ACTION BY UNANIMOUS CONSENT OF

                            THE BOARD OF DIRECTORS OF

                    UNITED STATES MINING & EXPLORATION, INC.


     The undersigned, being all of the duly elected and incumbent directors of United States Mining & Exploration, Inc., a Utah corporation (the "Company"), acting pursuant to Section 16-10a-821 of the Utah Revised Business Corporation Act, do hereby unanimously resolve to amend the Company's Bylaws to exempt the Company from the provisions of the Utah Control Shares Acquisitions Act (Section 61-6-2 et seq., Utah Code Annotated) (the "Acquisitions Act"), effective the latest date hereof:



        /S/ JEFF JENSON                                    Date:/S/ JUNE 3, 1997
        Jeffrey D. Jenson, President and Director



        /S/ SHERYL ROSS                                    Date:/S/ JUNE 3, 1997
        Sheryl Ross, Vice President and Director



        /S/ THOMAS J. HOWELLS                              Date:/S/ JUNE 3, 1997
        Thomas J. Howells, Secretary and Director